Exhibit 10.32

[Virginia Retail
 Yield Maintenance]

PROMISSORY NOTE

US$1,500,000.00	Stafford, Virginia

January     , 1998

     FOR VALUE RECEIVED, the undersigned promise to pay GMAC COMMERCIAL MORTGAGE CORPORATION, or order, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND and 00/100 Dollars (US$1,500,000.00), with interest on the unpaid principal balance from the date of this Note, until paid, at the rate of Seven and 28/100 percent (7.28%) per annum. The principal and interest shall be payable at GMAC Commercial Mortgage Corporation, 650 Dresher Road, Horsham, Pennsylvania 19044, or such other place as the holder hereof may designate in writing, in consecutive monthly installments of Thirteen Thousand Seven Hundred Eighteen and 32/100 Dollars (US$13,718.32) on the first day of each month beginning March 1, 1998, (herein “amortization commencement date”), until the entire indebtedness evidenced hereby is fully paid, except that any remaining indebtedness, if not sooner paid, shall be due and payable on February 1, 2013 (the “Maturity Date”).

     If any installment under this Note is not paid when due, the entire principal amount outstanding hereunder and accrued interest thereon shall at once become due and payable, at the option of the holder hereof. The holder hereof may exercise this option to accelerate during any default by the undersigned regardless of any prior forbearance. In the event of any default in the payment of this Note or any other payment due under the instrument or any other Loan Document (as such terms are hereinafter defined) and if the same is referred to an attorney at law for collection or any action at law or in equity is brought with respect hereto, the undersigned shall pay the holder hereof all expenses and costs, including, but not limited to, attorneys’ fees.

     If any installment under this Note is not received by the holder hereof within ten (10) calendar days after the installment is due, the undersigned shall pay to the holder hereof a late charge of the greater of (a) US$250.00 or (b) five percent (5%) of such installment, such late charge to be immediately due and payable without demand by the holder hereof. If any installment under this Note or any other monetary payment due under this Note, the Instrument or any other Loan Document remains past due for ten (10) calendar days or more, the outstanding principal balance of this Note shall bear interest during the period in which the undersigned is in default at a rate of Twelve and 28/100 percent (12.28%) per annum, or if there shall exist any non-monetary default under this Note, the Instrument or any other Loan Document which remains uncured for the later of (i) ten (10) calendar days or (ii) the expiration of any applicable grace or cure period specifically provided in the Instrument, the outstanding principal balance of this Note shall bear interest during the period the undersigned is in default at the rate of Nine and 28/100 percent (9.28%) percent per annum, or, if such increased rate of interest may not be collected from the undersigned under applicable law, then at the maximum increased rate of interest, if any, which may be collected from the undersigned under applicable law.

     From time to time, without affecting the obligation of the undersigned or the successors or assigns of the undersigned to pay the outstanding principal balance of this Note and observe the covenants of the undersigned contained herein, in the Instrument or in any other Loan Document without affecting the guaranty of any person, corporation, partnership or other entity for payment of the outstanding principal balance of this Note, without giving notice to or obtaining the consent of the undersigned, the successors or assigns of the undersigned or guarantors, and without liability on the part of the holder hereof, the holder hereof may, at the option of the holder hereof, extend the time for payment of said outstanding principal balance or any part thereof, reduce the payments thereon, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination agreement, release any security given herefor, take or release other or additional security, and agree in writing with the undersigned to modify the rate of interest or period of amortization of this Note or change the amount of the monthly installments payable hereunder.

     Presentment, notice of dishonor, and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligation of all makers, sureties, guarantors, and endorsers, and shall be binding upon them and their successors and assigns.

     The indebtedness evidenced by this Note is secured by, among other things, that certain Deed of Trust, Assignment of Rents and Security Agreement (the “Instrument”), executed by the undersigned, encumbering real property more particularly described therein (the “Property”), dated of even date herewith, and reference is made thereto for rights as to acceleration of the indebtedness evidenced by this Note.

     Prior to and through January 31, 2006, this Note may not be prepaid in whole or (except as hereinafter provided) in part. Commencing February 1, 2006 and continuing through and including July 31, 2012, this Note may only be prepaid (whether voluntarily or involuntarily, except as hereinafter provided, and including any acceleration by the holder hereof) in whole (but not in part) upon not less than forty five (45) days and not more than ninety (90) days prior written notice by the undersigned to the holder hereof and the simultaneous payment by the undersigned to the holder hereof of an amount (the “Yield Maintenance Premium”) equal to the aggregate (without duplication) of:

(a) the product obtained by multiplying (1) the entire unpaid principal balance of this Note at the time of prepayment, times (2) the difference obtained by subtracting from the interest rate on this Note the yield rate (the “Yield Rate”) on the 6.125% U.S. Treasury Security due August 15, 2007 (the “Specified U.S. Treasury Security”), as the Yield Rate is reported in the Wall Street Journal on the fifth Business Day (as hereinafter defined) preceding (x) the date notice of prepayment is given to holder hereof where prepayment is voluntary, or (y) the date holder hereof accelerates the Loan (as hereinafter defined), times (3) the present value factor calculated using the following formula:

1-(1 + r)-n r

r =	Yield Rate

n =	the number of years, and any fraction thereof, remaining between the prepayment date and the Maturity Date.

In the event that no Yield Rate is published for the Specified U.S. Treasury Security, then the nearest equivalent U.S. Treasury Security shall be selected at the holder hereof’s sole discretion. If the publication of such Yield Rates in the Wall Street Journal is discontinued, the holder hereof shall determine such Yield Rates from another source selected by the holder hereof. As used herein, the term “Business Day” means any day other than a Saturday, a Sunday, or any other day on which the holder hereof is not open for business; and

(b) an amount equal to the interest which would have accrued on the amount of such prepayment during the remaining days of the full calendar month within which such prepayment is made.

In the event of a prepayment of this Note after July 31, 2012, Borrower shall pay, together with the amount of such prepayment, an amount equal to the interest which would have been accrued on the amount of such prepayment during the remaining days of the full calendar month within which such prepayment is made.

     The undersigned shall pay the Yield Maintenance Premium whether the prepayment is voluntary or involuntary (in connection with holder hereof’s acceleration of the unpaid principal balance of this Note) or the instrument is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means. Notwithstanding any other provision herein to the contrary, the undersigned shall not be required to pay any Yield Maintenance Premium in connection with any prepayment occurring as a result of the application of insurance proceeds or condemnation awards under the instrument.

     The Yield Maintenance Premium is not a penalty or additional interest, but is holder hereof’s cost of liquidating its investments in the event of any prepayment of this Note. The undersigned hereby covenants and agrees to indemnify holder hereof and hold it harmless from any costs, fees, expenses (including attorney’s fees) resulting from any action, litigation or judicial decision alleging, claiming or holding that the Yield Maintenance Premium is a penalty or additional interest, and from any damages (whether compensatory or punitive) ordered by a court, judge or administrative law judge which may determine that the Yield Maintenance Premium is a penalty or additional interest.

     Notwithstanding anything herein contained to the contrary, any permitted prepayment of this Note may only be made by payment of the principal amount to be prepaid together with (i) the applicable Yield Maintenance Premium, (ii) all accrued and unpaid interest and (iii) any other sums due under this Note, the Instrument or any other Loan Document.

     Subject to the qualifications below in this paragraph, the undersigned shall be liable for payment and performance of all of the obligations, covenants and agreements of the undersigned under this Note, the Instrument, the Assignment of Leases and Rents (herein so called), dated of even date herewith, and executed by the undersigned to the holder hereof, the Environmental Indemnity Agreement (herein so called), dated of even date herewith, and executed by the undersigned and the holder hereof, and all other instruments and documents evidencing, securing or governing the terms of the loan (the “Loan”) evidenced by this Note (collectively, the “Loan Documents”), to the full extent (but only to the extent) of all of the Property and any other items, property or amounts which are collateral or security for the Loan. If a default occurs in the timely and proper payment of any portion of such indebtedness or in the timely performance of any obligations, agreements or covenants under any of the Loan Documents, except as set forth below in this paragraph, neither the undersigned, nor any partner of the undersigned, nor any partner, stockholder, director or officer of any partner of the undersigned, shall be personally liable for the repayment of any of the principal of, interest on, or prepayment fees (including yield maintenance premiums) or late charges, or other charges or fees, due in connection with, the Loan, the performance of any covenants of the undersigned under this Note, the Instrument or any of the other Loan Documents or for any deficiency judgment which the holder hereof may obtain after default by the undersigned. Notwithstanding the foregoing provisions of this paragraph or any other agreement, the undersigned shall be fully and personally liable for any and all: (1) liabilities, costs, losses, damages, expenses or claims (including, without limitation, any reduction in the value of the Property or any other items, property or amounts which are collateral or security for the Loan) suffered or incurred by the holder hereof by reason of or in connection with (a) any fraud or misrepresentation by the undersigned in connection with the Loan, including but not limited to any misrepresentation of the undersigned contained in any Loan Document, (b) any failure to pay taxes, insurance premiums (except to the extent that such taxes and insurance premiums are then held by the holder hereof), assessments, charges for labor or materials or other charges that can create liens on any portion of the Property to the extent that income generated from the Property is sufficient to pay such amounts, (c) any misapplication of (i) proceeds of insurance covering any portion of the Property, or (ii) proceeds of the sale or condemnation of any portion of the Property, (d) any rentals, income, profits, issues and products received by or on behalf of the undersigned subsequent to the date on which the holder hereof gives written notice that a default has occurred under the Loan and not applied to the payment of principal or interest due under this Note or the payment of operating expenses (excluding any operator’s, manager’s, or developer’s fee payable to the undersigned or any affiliate of the undersigned) of the Property, (e) any failure to maintain, repair or restore the Property in accordance with any Loan Document, to the extent not covered by insurance proceeds made available to the holder hereof, (f) any failure by the undersigned to deliver to the holder hereof all unearned advance rentals and security deposits paid by tenants of the Property received by or on behalf of the undersigned, and not refunded to or forfeited by such tenants, (g) any failure by the undersigned to return to, or reimburse the holder hereof for, all personalty taken from the Property by or on behalf of the undersigned, except in accordance with the provisions of the Instrument, and (h) any and all indemnities given by the undersigned to the holder hereof set forth in the Environmental Indemnity Agreement or any other Loan Document in connection with any environmental matter relating to the Property; and (2) court costs and all attorneys’ fees provided for in any Loan Document incurred in connection with the enforcement of the Loan. Furthermore, no limitation of liability or recourse provided above in this paragraph shall (x) apply to the extent that the holder hereof’s rights of recourse to the Property are suspended, reduced or impaired by or as a result of any act, omission or misrepresentation of the undersigned or any other party now or hereafter liable for any part of the Loan and accrued interest thereon, or by or as a result of any case, action, suit or proceeding to which the undersigned or any such other party, voluntarily becomes a party; or (y) constitute a waiver, forfeiture, abrogation or limitation of or on any right accorded by any law establishing a debtor relief proceeding, including, but not limited to, Title 11, U.S. Code, which right provides for the assertion in such debtor relief proceeding of a deficiency arising by reason of the insufficiency of collateral notwithstanding an agreement of the holder hereof not to assert such deficiency.

     This Note shall be governed by and construed in accordance with the law of the state in which the Property is located, and applicable federal law. The parties hereto intend to conform strictly to the applicable usury laws. In no event, whether by reason of demand for payment, prepayment, acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by the holder hereof hereunder or otherwise exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever interest would otherwise be payable to the holder hereof in excess of the maximum lawful amount, the interest payable to the holder hereof shall be reduced automatically to the maximum amount permitted by applicable law. If the holder hereof shall ever receive anything of value deemed interest under applicable law which would apart from this provision be in excess of the maximum lawful amount, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the principal amount owing hereunder in the inverse order of its maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the undersigned. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by applicable law. The provisions of this paragraph shall control all existing and future agreements between the undersigned and the holder hereof.

     THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THE UNDERSIGNED MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS NOTE, THE INSTRUMENT, ANY OTHER LOAN DOCUMENT, ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

      The holder hereof shall have the right to assign, in whole or in part, this Note, the Instrument and any other Loan Document and all of its rights hereunder and thereunder, and all of the provisions herein and therein shall continue to apply to the Loan. The holder hereof shall have the right to participate the Loan with other parties.

      Interest on the principal sum of this Note shall be calculated on the basis of the actual number of days elapsed over a year consisting of 360 days. Interest on the Note shall be paid in arrears.

      The undersigned shall pay the holder hereof, in advance, on the date hereof, interest only on the outstanding principal balance of this Note, at the interest rate first mentioned above, from the date hereof through and including the last day of the calendar month in which this Note is executed.

      Executed as of the date set forth above.

AQUIA COMMERCE CENTER, L.C.,
a Virginia limited liability company

By:	Andrew S. Garrett, Inc.,

a Virginia corporation, a
managing member of the authorized signatory

By: /s/ Andrew S. Garrett	(SEAL)

Title:

      This is to certify that this is the Note described in and secured by a Deed of Trust dated of even date herewith, on the property located in Stafford, Virginia.

My Commission expires:

11-30-2000

/s/ CYNTHIA M. YEARS

Notary Public

ALLONGE ENDORSEMENT TO PROMISSORY NOTE

      This allonge is attached to that Promissory Note dated as of January 12th, 1998, made by Aquia Commerce Center, L.C., a Virginia limited liability company, to the undersigned.

      Pay to the Order of CITICORP REAL ESTATE, INC. without recourse.

GMAC Commercial Mortgage Corporation,
a California corporation

By:	/s/ Michael I. Lipson

Name: /s/ Michael I. Lipson
Title: SVP

[Local counsel to review and advise whether form and use of name is acceptable under local law.]